SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934, as amended.

Filed by the registrant [X]

Filed by a party other than the registrant [  ]

Check the appropriate box:

Preliminary Proxy Statement [  ]

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2) [  ]

Definitive Proxy Statement [  ]

Definitive Additional Materials [  ]

Soliciting Material Pursuant to §§ 240.14a-12 [  ]

1-800-FLOWERS.COM, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[    ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1-800-FLOWERS.COM, INC.

One Old Country Road
Carle Place, New York  11514

Notice of Annual Meeting of Stockholders

December 13, 2013

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Friday, December 13, 2013 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)           To elect two Directors to serve until the 2016 Annual Meeting or until their respective successors shall have been duly elected and qualified; and

(2)           To transact such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on October 14, 2013 will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, your proxy vote is important.    To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  If you received a copy of the proxy materials by mail, you may sign, date and mail the proxy card in the envelope provided.  Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Gerard M. Gallagher

Gerard M. Gallagher

Corporate Secretary
Carle Place, New York
October 28, 2013

YOUR VOTE IS EXTREMELY IMPORTANT.  YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE.  ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.

PROXY STATEMENT

October 28, 2013

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 14, 2013 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Friday, December 13, 2013 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you may not receive a printed copy of the proxy materials other than as described below.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders.  This delivery method is referred to as “householding” and can result in significant cost savings.  To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.  We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.  If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy.  All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the named nominees as Directors of the Company, and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters which may properly come before the Annual Meeting.  Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy.  In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available on www.proxyvote.com concurrently herewith to stockholders.

The mailing address of the principal executive office of the Company is One Old Country Road, Suite 500, Carle Place, New York 11514.  It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 28, 2013.  The proxy statement and form of proxy relating to the 2013 Annual Meeting is first being made available to stockholders on or about October 28, 2013.
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VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval.  At the Annual Meeting, each stockholder of record at the close of business on October 14, 2013 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 14, 2013 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting.  On October 14, 2013, 26,677,023 shares of Class A Common Stock and 36,778,594 shares of Class B Common Stock were outstanding.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

METHODS OF VOTING

Stockholders can vote in person at the Annual Meeting or by proxy.  There are three ways to vote by proxy:

• By Telephone -- You can vote by telephone by calling 1.800.690.6903

• By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

• By Mail -- If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on December 12, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting “FOR” the election of the nominees named below as Class II Directors of the Company to serve until the 2016 Annual Meeting or until their successors are duly elected and qualified.  If either nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees.  The Board of Directors does not currently anticipate that either of the nominees will be unable to be a candidate for election.

Pursuant to the Company’s Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified.  The Board of Directors currently consists of nine members, three of whom are Class II Directors and each of whose term expires at the Annual Meeting.  The Class II Directors are Messrs. John J. Conefry, Jr., Eugene DeMark and Leonard J. Elmore.  Each of such Class II Directors is a nominee for election, except for Mr. Conefry.  The Board of Directors is grateful for Mr. Conefry's service for the past 11 years.  In order to fill the vacancy, the Nominating and Corporate Governance Committee is evaluating candidates who are qualified, eligible and willing to serve on the Board of Directors and the Audit Committee.  We anticipate we will fill the vacancy within a reasonable time after the 2013 Annual Meeting.  When the Board succeeds in filling the vacancy, such newly appointed director will serve until the 2016 Annual Meeting.   The Class III Directors are Messrs James F. McCann, Christopher G. McCann and Larry Zarin, whose terms expire at the 2014 Annual Meeting.  The Class I Directors are Ms. Geralyn R. Breig and Messrs. Lawrence Calcano and James A. Cannavino, whose terms expire at the 2015 Annual Meeting.  At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following their election or until a successor has been duly elected and qualified.  The Company’s Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

The affirmative vote of a plurality of the Company’s outstanding common stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.

Information Regarding Nominees for Election as Directors (Class II Directors)

The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the two nominees during the last five years has been furnished to the Company by such nominee.

Eugene DeMark, age 66, has been a Director of the Company since January 2012.  Mr. DeMark worked for KPMG LLP, a global professional services firm, from June 1969 until his retirement in October 2009.  He served as the Advisory Northeast Area Managing Partner at KPMG from October 2005 until his retirement.  During his career with KPMG, he served in various leadership positions including Area Managing Partner of the Information, Communications and Electronics Practice as well as Managing Partner of the firm's Long Island office. While on special assignment at KPMG he worked on the research staff of the Commission on Auditors Responsibilities (the predecessor of the Treadway Commission) that was formed to assess increases in fraudulent financial reporting and developed KPMG’s first study guide on SEC reporting.  Since his retirement, Mr. DeMark has been an independent consultant.  Mr. DeMark has served on the Board of Directors of BankUnited, Florida’s largest independent bank, since 2010 and is the chair of the Audit and Risk Committee.  He also serves on the Governance and Compensation committees of the Bank’s Board and is the Lead Director. He is a Certified Public Accountant in the State of New York.

As a result of Mr. DeMark’s professional experience and 40 year career with one of the leading professional services firm, he provides the Board with financial expertise, experience in risk management and executive managerial experience.  Mr. DeMark qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 61, has been a Director of the Company since October 2002.  Mr. Elmore has been a NCAA commentator for CBS Sports and ESPN for over 25 years. Mr. Elmore was the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA from May 2010 until October 2011 and served as a Board Member from its inception in April 2009 until May 2010.  Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009.  Prior to his employment with Dreier LLP in September, 2008, Mr. Elmore served as Senior Counsel with Dewey & LeBoeuf from October 2004 until March 2008. Prior thereto, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003.  Mr. Elmore has served on the Board of Directors of Lee Enterprises, Inc. since February 2007 and is currently a member of their Audit Committee.  Mr. Elmore continues to fulfill his commitment to public service as a Trustee on the University of Maryland Board of Trustees, and a Commissioner on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore’s career has spanned many different sectors from the diverse public service sectors to law firm experience.  He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of the Class II directors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. DEMARK AND ELMORE AS CLASS II DIRECTORS TO SERVE IN SUCH CAPACITY UNTIL THE 2016 ANNUAL MEETING.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

Geralyn R. Breig, age 51, has been a Director of the Company since January 2012.  Ms. Breig worked for Avon Products, Inc. from 2005 until 2011.  Her most recent role was Senior Vice President and President of Avon North America and General Manager of Avon USA from 2008 to 2011.  Prior to that, she was Senior Vice President & Brand President of Avon’s Global Marketing Business Unit.  Ms. Breig held several executive positions at the Campbell Soup Company from 1995 to 2005. She began her career in brand management for the Beauty Care Division at The Procter & Gamble Company and from 1986 to 1995, she held several managerial positions at Kraft Foods, Inc.  Ms. Breig is currently a Director or Welch Foods Inc. where she is a member of the Audit and Nominating and Governance committees.  Ms. Breig also sits on the Boards of Trustees of the Villa Maria School in Stamford, CT (a not-for-profit organization).  She was a director of the Avon Foundation from 2008 until 2011 and served as a director and executive committee member for the Personal Care Products Council from 2008 to 2011.

Ms. Breig’s career has focused on brand and product management at the management and executive level.  She provides the Board with a brand management strategy, executive management experience and operational insights.  We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors.

Lawrence Calcano, age 50, has been a Director of the Company since December 2006. Mr. Calcano is the Founder of i1 Biometrics, Inc., an information and technology company focused on the Sports and Military markets devoted to developing protection and performance products, and was its Chief Executive Officer from inception in July 2012 until its relocation to Seattle in October 2013.  Mr. Calcano has been the Chairman of Bite Tech, Inc. since January 2012 and was Chief Executive Officer from January 2010 until July 2012.  He was the founder and Chief Executive Officer of Calcano Capital Advisors, Inc., an advisory and investment firm focusing on the broad technology industry, established in June 2007 until January 2010. From 1990 to June 2007, Mr. Calcano was employed by Goldman, Sachs & Co, most recently serving as the co-head of the firm’s Global Technology Banking Group from 2002 until June 2007 and as the Co-COO of that group from 1997 to 2002.  Mr. Calcano was previously a Director of the Company from July 1999 to December 2003.

Mr. Calcano’s knowledge of the technology industry and investment and transactional experience across all of the sub-sectors of technology, including software, the internet, communications equipment, service and semiconductors, having worked on many transactions within all of these sectors provides the Board with valuable knowledge and insight in the areas of e-commerce and technology as well as operational experience gained in his executive level positions at Goldman, Sachs & Co.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James Cannavino, age 69, has been a Director of the Company since June 2007.  Mr. Cannavino served as Chairman of the Board of Direct Insite from 2000 through 2011 and was Chief Executive Officer from December 2002 until May 2011.  He continues to serve as a director.  Direct Insite is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes.  From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC.  Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of Cybersafe, Inc., a company specializing in network security.  Prior to Cybersafe, Mr. Cannavino was hired as President and Chief Operating Officer of Perot Systems Corporation;  he was elected to serve as Chief Executive Officer through July 1997.  Mr. Cannavino retired from IBM in 1995, a career that spanned 30 years, where he was Senior Vice President for Strategy and Business Development.   Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children and is the immediate past Chairman of The International Center for Missing and Exploited Children.  He is a past chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on that board.  Mr. Cannavino also serves on the Board of FM Facilities Maintenance, a world leader in facilities management and maintenance.

Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Christopher G. McCann, age 52, has been the Company’s President since September 2000 and prior to that had served as the Company’s Senior Vice President and was the President of the Consumer Floral Brand from July, 2010 until October 2013.  Mr. McCann has been a Director of the Company since inception.  Mr. McCann is a member of the Board of Trustees of Marist College and the Advisory Board of Likeable Media. He is a member of the Board of Directors of IGHL.    Christopher G. McCann is the brother of James F. McCann, the Company’s Chairman of the Board and Chief Executive Officer.

Due to Mr. C. McCann’s various positions within the Company over the course of 20+ years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision.  In addition, his prior service on other public company boards of directors provide the Board with valuable board-level experience.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 62, is the founder of the Company and has served as the Company’s Chairman of the Board and Chief Executive Officer since inception.  Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area.  Mr. McCann is Chairman of the Board of Directors of Willis Holdings Group and serves as a member of its Nominating and Corporate Governance Committee.  James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

As the Company’s Chairman of the Board and Chief Executive Officer since inception Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges.  Mr. J. McCann’s current and prior service on other public company boards of directors and their committees provide the Board with valuable board-level experience.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Larry Zarin, age 59, has been a director of the Company since March 2009.  Mr. Zarin was Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 25 company whose goal is to make the use of prescription drugs safer and more affordable, until his retirement in July 2013. He joined Express Scripts in 1996 and during his tenure, he had a leading role in the successful integration of the company’s numerous major acquisitions, including, the $29.1 billion acquisition of Medco.  Mr. Zarin was responsible for corporate communications and marketing and is a frequent speaker at industry conferences and events.  Before joining Express Scripts, Mr. Zarin headed a St. Louis consulting firm.  Mr. Zarin is also a Director of several not-for-profit organizations.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts.  He also has experience overseeing and integrating merger and acquisition transactions at an executive level.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

Mr. J. McCann serves as both our Chairman of the Board and our Chief Executive Officer.  The Board has no policy that requires the combination or separation of the roles of Chairman and Chief Executive Officer.  At this time, the Board believes that Mr. J. McCann is the director best suited to serve as Chairman of the Board.  As the founder of the Company, he is most familiar with the Company’s business and industry.  He is uniquely situated to identify strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations.  The Board believes that Mr. J. McCann’s dual role allows for a unified leadership and direction for the Board and the Company’s executive management team.  In addition, his service on other public company boards of directors and their committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks.  The Audit Committee assists the Board in the oversight of the risk management process.  In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market.  The NASDAQ independence definition includes a series of objective tests.  For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company.  In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management.  In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the “Commission”) for members of audit committees.  The Board does not have a formal policy with respect to diversity.  The Board and Nominating and Corporate Governance Committee believe that it is critical for the Directors to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds, professional and life experience that when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s shareholders.

The table below provides current membership and meeting information for each of the Board committees for Fiscal 2013.

Current Membership:

Directors	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee		Secondary Compensation Committee
James F. McCann							X
Christopher G. McCann
Geralyn R. Breig			X
Lawrence Calcano	X				X
James Cannavino			X	*
John J. Conefry, Jr.	X	*			X
Eugene F. DeMark	X
Leonard J. Elmore					X	*
Larry Zarin			X
Total Meetings in Fiscal 2013	5		5		1		2
___________________
*	Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls.  The Company’s Board of Directors adopted a written charter for the Audit Committee in January 2000, as amended in August 2003, which outlines the responsibilities of the Audit Committee.  A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules.  The Audit Committee also includes at least one member, John J. Conefry, Jr., and upon his retirement, Eugene DeMark, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with Commission rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Mr. DeMark will serve as the Audit Committee Chairperson beginning in Fiscal 2014. Stockholders should understand that these designations relate to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Executive Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program under which annual incentive compensation may be awarded.  In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan (“2003 Plan”) under which option grants, stock appreciation rights, restricted awards, performance awards and equity awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries.  See “Named Executive Officer Compensation—Compensation Discussion and Analysis—Sharing Success Program and Long-Term Incentive Equity Awards.”  The Board of Directors has authorized a Secondary Committee of the Compensation Committee (the “Secondary Committee”), which consists of Mr. James F. McCann, to also review awards for all of the Company’s employees, other than its Executive Officers.  The Compensation Committee also makes recommendations to the Board of Directors regarding Director’s compensation.  The Company’s Board of Directors adopted a written charter for the Compensation Committee in June 2003, as amended in June 2013, which outlines the responsibilities of the Compensation Committee.  All of the members of the Company’s compensation committee are independent directors and have never been employees of the Company.  A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowers.com under the Investor Relations section of the website.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election.   The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including Stockholders, and may employ third-party search firms.  The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee.  A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2013.

Communication with Board of Directors

The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications.  Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at One Old Country Road, Suite 500, Carle Place, NY 11514, Attention:  Gerard M. Gallagher, and should specify the intended recipient or recipients.  All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review.  Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

During Fiscal 2013, the Board of Directors held four meetings and acted by unanimous written consent on three occasions.  During Fiscal 2013, all incumbent Directors attended at least 75 % of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. We expect Messrs. J. McCann and C. McCann, and no other directors, to attend the Annual Meeting; Messrs. J. McCann and C. McCann, and no other directors, attended last year’s Annual Meeting of the Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission.  Executive Officers, Directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements applicable to our Executive Officers, Directors and greater than 10% stockholders have been satisfied for Fiscal 2013.

Compensation of Directors

In fiscal 2013, which ended on June 30, 2013, non-employee members of the Company's Board of Directors received the following compensation:

*	An annual retainer of $30,000 paid to Board Members on the date of the Annual Meeting.
*
An annual retainer of $5,000 for each Board Committee Chairperson, except for the Audit Committee Chairperson who receives an annual retainer of $10,000.  These retainers are paid on the date of the Annual Meeting.

*
An annual restricted stock award of the Company's Class A Common Stock, granted on the date of the Annual Meeting, equal to the value of $20,000. The actual number of shares shall be determined by the closing price of the shares on the date of the Annual Meeting. These shares vest ratably over a three-year period, with one-third of the award vesting on each of the anniversary dates of the Annual Meeting subsequent to the grant date.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended June 30, 2013:

							Change in
							Pension
							Value and
							Nonqualified
	Annual	Committee	Fees Earned			Non-Equity	Deferred
	Cash	Chairman	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Retainer	Fees	Cash (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)

Geralyn R. Breig	30,000	-	30,000	20,000	-	-	-	-	50,000
Lawrence Calcano	30,000	-	30,000	20,000	-	-	-	-	50,000
James A. Cannavino	30,000	5,000	35,000	20,000	-	-	-	-	55,000
John J. Conefry, Jr.	30,000	10,000	40,000	20,000	-	-	-	-	60,000
Eugene R. DeMark	30,000		30,000	20,000	-	-	-	-	50,000
Leonard J. Elmore	30,000	5,000	35,000	20,000	-	-	-	-	55,000
Larry Zarin	30,000	-	30,000	20,000	-	-	-	-	50,000

(1)	Total Fees Earned or Paid in Cash combines the amounts in the two preceding columns.

(2)
Stock awards reflect the aggregate grant date fair value of restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation." The aggregate grant date fair value for restricted stock awards is calculated by multiplying the number of restricted stock awards by the closing market price of the Common Stock on the date the restricted stock awards are credited to a director’s account. These award fair values have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

On the date of each Annual Meeting, each Independent Director shall receive shares of the Company's Class A Common Stock equal to a value of $20,000. The actual number of shares shall be determined by the closing price of the shares on the date of the Annual Meeting (the Grant Date). These shares vest ratably over a three-year period, with one-third of the award vesting on each of the anniversary dates of the Annual Meeting subsequent to the Grant Date.

Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as Executive Officers of the Company, is contained under the section titled "Executive Compensation and Other Information - Summary Compensation Table."

(3)	No stock options were granted in fiscal 2013.

As of June 30, 2013, each non-employee director of the Company held the following aggregate number of option awards and unvested stock awards:

	Unvested Stock	Option Awards
Name	Awards (#)	Outstanding (#)
Geralyn R. Breig	10,790	0
Lawrence Calcano	14,874	40,000
James Cannavino	14,874	30,000
John J. Conefry, Jr.	14,874	55,000
Eugene F. DeMark	10,790	0
Leonard J. Elmore	14,874	58,234
Larry Zarin	14,874	10,000

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 14, 2013:

Name	Age	Position with the Company
James F. McCann	62	Chairman of the Board and Chief Executive Officer
Christopher G. McCann	52	Director and President, 1-800-Flowers.com, Inc.
William E. Shea	54	Senior Vice President, Chief Financial Officer
Gerard M. Gallagher	60	General Counsel, Senior Vice President, Corporate Secretary
Stephen J. Bozzo	58	Senior Vice President and Chief Information Officer
David Taiclet	50	President, Gourmet Food & Gift Baskets
Mark L. Nance	63	President, BloomNet

Information Concerning Executive Officers Who Are Not Directors

William E. Shea has been our Senior Vice President and Chief Financial Officer since September 2000.  Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996.  From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Gerard M. Gallagher has been our General Counsel, Senior Vice President and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception.  Mr. Gallagher is the founder and a managing partner in the law firm of Gallagher, Walker, Bianco and Plastaras, LLP based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993.  Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

Stephen J. Bozzo has been our Senior Vice President, Chief Information Officer since May 2007.  Prior to joining the Company, Mr. Bozzo served as Chief Information Officer for the International Division of MetLife Insurance Company from 2001.  Mr. Bozzo’s business background includes senior executive positions at Bear Stearns Inc. as Managing Director Principle, AIG as Senior Vice President Telecommunications and Technical Services and Chase Manhattan Bank, where he was Senior Vice President Global Telecommunications.

David Taiclet has been our President of Gourmet Food & Gift Baskets since June 2009.  Mr. Taiclet served as Chief Executive Officer of Fannie May Confections Brands, Inc. from May 2006 to June 2009.  Prior thereto and commencing in 1995, Mr. Taiclet was a co-Founder of a business that ultimately became known as Fannie May Confections Brands, Inc. (formerly Alpine Confections, Inc), a multi-branded and multi-channel retailer, manufacturer, and distributor of confectionery and specialty food products.  From May 1991 to January 1995, Mr. Taiclet served in a variety of management positions with Cargill, Inc., including in the Strategy and Business Development Group.  Cargill, Inc. is an international marketer, processor and distributor of food, financial and industrial products.  Mr. Taiclet also served four years of active duty in the U.S. Army, attaining the rank of Captain.

Mark L. Nance has been President of BloomNet since August 2006.  Before holding his current position, Mr. Nance was a Senior Vice President, Sales and Marketing for BloomNet after joining us in December 2004.  Before joining us, Mr. Nance was an Executive Vice President and General Manager with Teleflora, LLC from November 2000 until June 2004 and held various senior level positions at American Floral Services, Inc. from 1983 to 2000.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Named Executive Officers, which consist of our Chief Executive Officer, our Chief Financial Officer and the three next most highly compensated Executive Officers of the Company, as determined under the rules of the Commission (collectively, the “NEO’s”).

The Compensation Committee believes that the compensation programs for its NEO’s, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders.  In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success.  The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEO’s, as well as its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company.  It is the Compensation Committee’s philosophy that a significant portion of each NEO’s and Executive Officer’s compensation should be contingent upon the Company’s financial performance.  The Company also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals.  Accordingly, the compensation package for each NEO and Executive Officer is comprised of three elements:  (i) base salary; (ii) annual incentives and (iii) long-term incentive equity awards.

Guiding Principles:

•	Growth - To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

•	Teamwork - To encourage executives to work together effectively and efficiently so that company goals can be fully realized.

•	Innovation - To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

•	Market competitiveness - To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified executive talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies.  In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we periodically review the market competitiveness of our Executive Officer compensation programs.  The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer and President regarding the compensation of their direct reports, who include the other NEO’s.

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance.  The elements of our executive compensation program are detailed below, together with the principal factors which the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package.  In general, for each compensation element, these factors include:  the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance.  The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation.  We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater Company performance.

Base Salary.  The Compensation Committee views base salary as the assured element of compensation that permits income predictability.  Subject to existing employment agreements, our objective is to set base salary levels at the competitive norm.  However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive.  Incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm.  In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salaries for Messrs. J. McCann and C. McCann are primarily prescribed in their employment agreements (see below for description of the employment agreements in the “Narrative Disclosure to Summary Compensation Table—Grants of Plan-Based Awards—Employment Agreements”).  Annual base salary increases for the NEO’s and other Executive Officers are determined on the basis of the employment agreements (for Messrs. J. McCann and C. McCann), as well as the following factors:  the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year.  The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate.  Increases for Fiscal 2013 for Messrs. J. McCann, C. McCann, Shea, Gallagher and Taiclet were 0%, 0%, 3.8%, 3.0% and 3.1%, respectively.

Annual Incentive Award.  Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers.  The annual incentive award for the NEO’s is based upon the Company’s financial performance and, in the case of Messrs. C. McCann and Taiclet, also includes brand specific financial performance.  This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEO’s.  Annual incentive programs for Executive Officers support the following company objectives:

•	Communication of important goals through performance targets that are aligned with business strategies.

•	Motivation for the entire management team to work together toward a common set of goals.

•	Reward executives on the basis of results achieved.

•	Deliver annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

•	Deliver a competitive level of compensation that is fully competitive with industry practice.

NEO’s are eligible to receive annual incentive awards under the Company’s Sharing Success Program.

Sharing Success Program.  The Sharing Success Program is intended to cover management positions, including the NEO’s.  Each eligible plan participant is assigned a target award (expressed as a percentage of base salary) which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year.  For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year.  EBITDA as used for purposes of the Sharing Success Program is defined as net income before interest, taxes, depreciation, amortization and stock based compensation expense on a pre-bonus basis, adjusted to exclude the impact of acquisitions and dispositions completed during the fiscal year (“Plan EBITDA”).  Modified Free Cash Flow as used for purposes of the Sharing Success Program is defined as Plan EBITDA adjusted for the change in inventory for the fiscal year (“Modified Free Cash Flow”).

For Fiscal 2013, in the case of Messrs. J. McCann and Gallagher, the achievement of Company-wide Plan EBITDA was the performance measure selected for their annual incentive awards.  For Mr. Shea, performance measures were the achievement of Company-wide Plan EBITDA and Modified Free Cash Flow.  For Mr. C. McCann, performance measures were the aggregate of: (i) the achievement of brand-specific Plan EBITDA, (ii) brand-specific Modified Free Cash Flow, (iii) the achievement of Company-wide Plan EBITDA and (iv) the achievement of Company-wide Modified Free Cash Flow.  For Mr. Taiclet, performance measures were the aggregate of: (i) the achievement of brand-specific Plan EBITDA, (ii) brand-specific Modified Free Cash Flow and (iii) the achievement of Company-wide Plan EBITDA.  In order for Messrs. C. McCann and Taiclet to receive an award related to Company-wide Plan EBITDA, 80% of the brand-specific performance measures must have been achieved.

The following table presents the NEO’s targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2013:

	Target	Weighting of Performance Measures
	Award		Company-wide		Brand-specific
Name	(% of Salary)	EBITDA	Modified FCF	Subtotal	EBITDA	Modified FCF	Subtotal	Total

James F. McCann	100.0%	100.0%	0.0%	100.0%	n/a	n/a	n/a	100.0%
Chairman of the Board and
Chief Executive Officer

William E. Shea	50.0%	85.0%	15.0%	100.0%	n/a	n/a	n/a	100.0%
Senior Vice President, Treasurer,
and Chief Financial Officer

Christopher G. McCann	75.0%	55.0%	7.5%	62.5%	30.0%	7.5%	37.5%	100.0%
Director and President
1-800-Flowers.com, Inc. and
President, Consumer Floral

Jerry Gallagher	50.0%	100.0%	0.0%	100.0%	n/a	n/a	n/a	100.0%
General Counsel, Senior Vice
President and Corporate Secretary

David Taiclet	50.0%	25.0%	0.0%	25.0%	60.0%	15.0%	75.0%	100.0%
President of Gourmet Foods and
Gift Baskets

When Company-wide and/or brand-specific actual results exceed or fall below performance measures, actual awards are proportionately increased or decreased from the target awards. Participants may earn no Company-wide or brand-specific bonus if the threshold performance measures are not met (defined as achievement of 80% of performance measures, resulting in a 50% pay-out of target award) and no participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 150% of performance measures, resulting in a 200% pay-out of target award), as presented in the table below.  In addition, all participants must be actively employed at the time of payment in order to qualify for the award.

Achievement of	Target
Performance	Award
Measures	Multiple

150%	200%(max)
137.5%	175%
125%	150%
112.5%	125%
100%	100%
90%	75%
80%	50%
Below 80%	0%

For Fiscal 2013, the Company’s performance measures were a function of achieving specified EBITDA and Modified Free Cash Flow targets. For Fiscal 2013, the Company-wide performance measures were as follows:  Company-wide Plan EBITDA of $60.1mm and Modified Free Cash Flow of $61.6 mm.  Brand-specific measures for Fiscal 2013 for Consumer Floral (which for the purposes of the Sharing Success Program is defined as Consumer Floral, Bloomnet and 1-800-Baskets) were as follows:  (i) Plan EBITDA of $71.6mm  and (iii) Modified  Free Cash Flow of  $67.9mm.   Brand-specific measures for Fiscal 2013 for Gourmet Food & Gift Baskets were as follows:  (i) Plan EBITDA of $28.8mm  and (iii) Modified  Free Cash Flow of  $30.3mm.

The following table reflects the relationship of actual performance against the Company’s performance measures.  The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at which an executive may earn 200% of the target award). The weighting of performance measures are applied to the Target Award Multiples to produce the executive’s cash bonus award.

							Calculation of
		Performance/Payout Relationship ($'s in thousands) Target Award Earned
	Threshold		Target		Maximum				Target
	Performance	Payout	Performance	Payout	Performance	Payout	Actual		Award
Performance Metric	Measures	%	Measures	%	Measures	%	Performance		Multiple

Company-wide Performance
EBITDA Measure	$48,080	50%	$60,100	100%	$90,150	200%	$54,047		74.8%

EBITDA and Modified Free-Cash Flow Measure
EBITDA	$48,080	50%	$60,100	100%	$90,150	200%	$54,047		74.8%
Modified Free Cash Flow	$49,279	50%	$61,599	100%	$92,398	200%	$54,094		69.5%

Brand-specific Performance
Consumer Floral
EBITDA and Modified Free-Cash Flow Measure
EBITDA	$57,296	50%	$71,620	100%	$107,430	200%	$79,646		122.4%
Modified Free Cash Flow	$54,339	50%	$67,923	100%	$101,885	200%	$74,958		120.7%

Gourmet Foods & Gift Baskets
EBITDA and Modified Free-Cash Flow Measure
EBITDA	$23,053	50%	$28,816	100%	$43,223	200%	$16,382	(1)	0.0%
Modified Free Cash Flow	$24,238	50%	$30,298	100%	$45,447	200%	$17,252	(1)	0.0%

(1) Actual performance was below the threshold performance.

During Fiscal 2013, the Company-wide Actual Award Multiple was 74.8%. The Company-wide Actual Award Multiple for Fiscal 2012, 2011, 2010 and 2009 was 99.3%, 130.9%, 0% and 0% of the target award, respectively. See “Summary Compensation Table - Non-Equity Incentive Plan Compensation” for payout amounts for Fiscal 2013 and Fiscal 2012.

Long-Term Incentive Equity Awards.  In order to structure a long term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee evaluated its long term incentive equity awards.  All award grants are designed to align the interests of each Executive Officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s and NEO’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods.  The Compensation Committee also takes into account the number of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual.  The Compensation Committee has the authority to review extraordinary events that impact on the Company’s performance and may adjust the calculation of an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not exercise such authority in Fiscal 2013.

        In Fiscal 2013, the Compensation Committee approved an equity award grant for management level employees with a grant date of October 30, 2012.  This grant intended to align shareholder interest with the long-term growth of the Company, as well as address employee retention concerns. Therefore the shares granted thereunder are 50% time-vested and 50% performance based.   The Fiscal 2013 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $60.1 million in Plan EBITDA and 50% of the performance-based target shares to be earned upon the achievement 85% of Plan EBITDA.  All of the shares, time-vesting and performance-based, which were earned, vest ratably over a three year period from the grant date (See “Summary Compensation Table”).

        In Fiscal, 2013, the Compensation Committee approved a grant to Mr. C. McCann of 333,000 restricted shares and specified a grant date of October 30, 2012.  Subject to continued employment, the restricted shares will vest ratably over an 8-year period from the grant date. This award was in recognition of Mr. C. McCann’s dual role as both President of the Company and the Consumer Floral brand, as well as the continued improvement in the Consumer Floral brand’s performance results under his leadership (See "Summary Compensation Table").

Executive Benefits

The Company’s NEO’s, except for Mr. Gallagher, are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs.  We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEO’s, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During Fiscal 2013, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives.  Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus.  The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500.  The participants are vested in the Company’s contributions based upon years of participation in the Plan.  Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Perquisites

We do not routinely provide any significant perquisites to our NEO’s.  Except for Messrs. J. McCann and C. McCann’s perquisite which is disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2013 did not exceed $10,000.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements.  However, pursuant to the terms of employment agreements and incentive plans, certain NEO’s are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control.  See “Potential Payments upon Termination and Change in Control” below.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer and President work closely with the Senior Vice President of Human Resources to develop compensation programs and policies and make recommendations regarding annual adjustments to the Executive Officers’ salaries and incentive award opportunities (other than their own compensation).

Compensation Deductibility Policy

A federal income tax deduction will generally be available for annual compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers of a public corporation (other than the Chief Financial Officer) only if such compensation is “performance-based” and complies with certain other tax law requirements.  The 2003 Long Term Incentive and Share Award Plan, the Section 16 Executive Officers Bonus Plan and the Sharing Success Plan contain certain provisions which are intended to ensure that any compensation deemed paid in connection with the granting of Awards or bonus compensation will qualify as performance-based compensation. Although our policy is to maximize the deductibility of all executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code when it is in the best interests of the Company to do so.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934.  Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

James Cannavino, Chairman
Geralyn Breig
Larry Zarin

Notwithstanding any Commission filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the Commission except as specifically provided otherwise therein.

Summary Compensation Table

Set forth below is summary compensation information for each person who was (1) at any time during fiscal 2013 our Chief Executive Officer or Chief Financial Officer and (2) at June 30, 2013, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards (3)	Awards (4)	Compensation (5)	Earnings	Compensation (6)	Total
Name and Principal Position (1)	Year	($)	($)	($)	($)	($)	($)	($)	($)

James F. McCann	2013	$975,000	$0	$487,500	$0	$729,300	$0	$17,068	$2,208,868
Chairman of the Board and	2012	$975,000	$0	$487,502	$0	$968,175	$0	$15,681	$2,446,358
Chief Executive Officer	2011	$975,000	$0	$487,499	$0	$1,276,275	$0	$13,181	$2,751,955

William E. Shea	2013	$359,314	$0	$180,262	$0	$133,404	$0	$2,500	$675,480
Senior Vice President, Treasurer,	2012	$346,175	$0	$175,000	$0	$169,088	$0	$1,750	$692,013
and Chief Financial Officer	2011	$323,165	$0	$162,500	$0	$211,177	$0	$0	$696,841

Christopher G. McCann (2)	2013	$700,000	$0	$1,532,152	$0	$483,656	$0	$13,125	$2,728,933
Director and President	2012	$700,000	$0	$350,000	$1,849,000	$543,769	$0	$12,375	$3,455,144
1-800-Flowers.com, Inc. and	2011	$696,659	$0	$887,000	$1,218,200	$699,943	$0	$14,610	$3,516,413
President, Floral Group

Gerard M. Gallagher	2013	$410,018	$0	$207,008	$0	$154,095	$0	$0	$771,121
Senior Vice President,	2012	$398,114	$0	$200,001	$0	$198,609	$0	$0	$796,724
General Counsel	2011	$385,764	$0	$194,297	$0	$254,334	$0	$0	$834,395
and Corporate Secretary

David Taiclet	2013	$422,934	$0	$212,184	$0	$0	$0	$0	$635,117
President,	2012	$410,154	$0	$205,997	$0	$127,648	$0	$0	$743,799
Gourmet Foods and Gift Baskets	2011	$391,346	$0	$200,000	$0	$170,540	$0	$0	$761,886

_______________________________

(1)	The titles included in this column are as of June 30, 2013.

(2)	During the first quarter of Fiscal 2011, Mr. McCann also assumed the responsibilities of President, Floral Group.

(3)
This column shows the aggregate grant date fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” for all time and performance-based shares granted in fiscal years 2013, 2012 and 2011. These award fair values have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

The following amounts represent the grant date fair value of performance-based share awards. Amounts in the "Stock Award" column above reflect the value of performance share awards, assuming the achievement of "Target" performance below.  The "Maximum" value of the performance-based share awards is also presented below for comparative purposes.

	Fiscal 2013 (a)		Fiscal 2012 (b)		Fiscal 2011 (c)
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Target	Maximum	Target	Maximum	Target	Maximum
James F. McCann	$243,750	$243,750	$243,751	$243,751	$243,750	$243,750
William E. Shea	$90,131	$90,131	$87,500	$87,500	$81,250	$81,250
Gerard M. Gallagher	$103,504	$103,504	$100,000	$100,000	$81,250	$81,250
Christopher G. McCann	$175,001	$175,001	$175,000	$175,000	$712,001	$712,001
David Taiclet	$106,092	$106,092	$102,999	$102,999	$100,000	$100,000

(a)
The Fiscal 2013 performance-based award provided for 100% of targeted shares upon achievement of $60.1 million of Plan EBITDA during Fiscal 2013 and 50% of targeted shares for achievement of 85% of the targeted financial performance.

(b)
The Fiscal 2012 performance-based award provided for 100% of targeted shares upon achievement of $53.4 million of Plan EBITDA during Fiscal 2012 and 50% of targeted shares for achievement of 85% of the targeted financial performance.

(c)
The Fiscal 2011 performance-based award provided for 100% of targeted shares upon achievement of $39.0 million of Plan EBITDA during Fiscal 2011 and 50% of targeted shares for achievement of 85% of the targeted financial performance.

(4)
The amounts in this column represent the aggregate grant date fair value  in accordance with FASB ASC Topic 718 of all stock options granted in fiscal 2012 and 2011. (There were no option awards granted to the Company's NEOs during the fiscal year ended June 30, 2013.)  The fair values for these awards have been determined based on the assumptions set forth in Note 13, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

(5)
Non-Equity Incentive Plan Compensation represents cash bonuses described under "Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Incentive and Sharing Success Program." The annual cash bonuses for performances related to, and recorded as compensation expense during Fiscal 2013, 2012 and 2011 were paid during the first quarter of fiscal years 2014, 2013 and 2012, respectively.  In fiscal 2013, the Gourmet Food & Gift Baskets threshold non-equity incentive plan performance measures were not achieved, and therefore, there was no payout related to Fiscal 2013 performance for Mr. Taiclet.

(6)
Other annual compensation in the form of perquisites and other personal benefits for Messrs. James McCann and Christopher McCann consist of the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use, on the basis of miles driven for personal use to total miles driven.  Messrs. James McCann and Shea also participate in the Company's supplemental deferred compensation plan, which provides for a maximum match of $2,500 per calendar year.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEO’s for the fiscal year ended June 30, 2013.  The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

										All Other	All Other		Grant Date
					Estimated Future Payouts			Estimated Future Payouts		Stock Awards: Number of	Option Awards: Number of	Exercise or Base	Fair Value of Stock
			Compensation Committee		Under Non-Equity Incentive Plan Awards			Under Equity Incentive Plan Awards		Shares of Stock or	Securities Underlying	Price of Option	and Option
		Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name		Date	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

James F. McCann	(2)			$487,500	$975,000	$1,950,000
Chairman of the Board and	(3)	10/30/2012	10/8/2012				34,331	68,662	68,662				$243,750
Chief Executive Officer	(4)	10/30/2012	10/8/2012							68,662			$243,750

William E. Shea	(2)			$90,131	$180,262	$360,524
Senior Vice President, Treasurer,	(3)	10/30/2012	10/8/2012				12,695	25,389	25,389				$90,131
and Chief Financial Officer	(4)	10/30/2012	10/8/2012							25,389			$90,131

Christopher G. McCann	(2)			$262,500	$525,000	$1,050,000
Director and President	(3)	10/30/2012	10/8/2012				24,648	49,296	49,296				$175,001
President, Floral Group	(4)	10/30/2012	10/8/2012							49,296			$175,001
	(5)	10/30/2012	10/8/2012							333,000			$1,182,150

Gerard M. Gallagher	(2)			$103,005	$206,009	$412,018
Senior Vice President,	(3)	10/30/2012	10/8/2012				14,578	29,156	29,156				$103,504
General Counsel, and	(4)	10/30/2012	10/8/2012							29,156			$103,504
Corporate Secretary

David Taiclet	(2)			$106,090	$212,180	$424,360
President of	(3)	10/30/2012	10/8/2012				14,943	29,885	29,885				$106,092
Gourmet Foods and Gift Baskets	(4)	10/30/2012	10/8/2012							29,885			$106,092

(1)
The date of grant for each award is established by the Compensation Committee during a meeting, or by written action without a meeting, on or prior to the date of the grant. Pursuant to the guidelines adopted by the Compensation Committee, the grant date is the third business day after the date of the Company's public disclosure of quarterly financial information (the "grant date").

(2)
The amounts in this row represent the threshold, target and maximum payout under the annual incentive award administered through the Company's Sharing Success Program for fiscal year 2013, as approved by the Compensation Committee on August 30, 2012, and as described in the Compensation Discussion and Analysis section. Payout of the annual performance cash incentive was made in September of fiscal year 2014 and is reflected in the Non-Equity Incentive Plan Compensation Column of the fiscal year 2013 Summary Compensation Table above.

(3)
The amounts in this row represents the one-year performance share award threshold, target and maximum payout that could  be earned under the Company's Long-Term Incentive Equity Awards Program as described in the Compensation Discussion and Analysis section. The last column of this row represent the grant date fair value, computed in accordance with FASB ASC Topic 718 based on probable outcome, assuming target. The number of shares earned under the fiscal year 2013 performance plan were as follows:

	Performance Share Awards Earned	Vesting Period

James F. McCann	45,611	ratably over 3 years from date of grant
William E. Shea	16,866	ratably over 3 years from date of grant
Gerard M. Gallagher	19,368	ratably over 3 years from date of grant
Christopher G. McCann	32,747	ratably over 3 years from date of grant
David Taiclet	19,852	ratably over 3 years from date of grant

(4)
The amounts in this row represent the time-based award described in the Compensation Discussion and Analysis section. The last column of this row represent the grant date fair value of restricted shares awarded on October 30, 2012, which vest ratably over 3 years from date of grant.

(5)
The amounts in this row represent the time-based award to Mr. C. McCann, as described in the Compensation Discussion and Analysis section, of 333,000 shares of restricted stock.  Subject to continued employment, the restricted shares will vest ratably over an 8-year period.  This award is in recognition of Mr. C. McCann’s continued service to the Company in the dual roles as President of the Company and also of the Consumer Floral Group, as well as, the continued improvement in the Consumer Floral Group's performance. The last column of this row represents the grant date fair value of the restricted stock awarded on October 30, 2012 which will vest ratably over an 8-year period from the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

Mr. James F. McCann’s employment agreement became effective as of July 1, 1999.  The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. J. McCann provides at least 180 days notice that such term will not be further extended.  Under the terms of the employment agreement, Mr. J. McCann is entitled to a minimum annual salary of $1,000,000, with annual 10% increases during the term.  However, the Compensation Committee had recommended that Mr. J. McCann receive, and Mr. J. McCann accepted, a base salary of $975,000 for Fiscal 2013 in order to enable the Company to comply with Section 162(m) of the IRS Code of 1986 (“Section 162(m)”), as amended, which was enacted into law in 1993 and he has waived his 10% increase for Fiscal 2014.  Mr. J. McCann is eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

Mr. Christopher G. McCann’s employment agreement became effective as of July 1, 1999.  The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. C. McCann provides at least 180 days notice that such term will not be further extended.  Under the terms of the employment agreement, Mr. C. McCann is entitled to a minimum annual salary of $250,000, with annual 10% increases during the term.  Mr. C. McCann’s annual salary for Fiscal 2013 was $700,000.  Mr. C. McCann is eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

Under their employment agreements, Messrs. J. McCann and C. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause.  Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at June 30, 2013 granted to each of the Company’s Named Executive Officers.

	Option Awards					Stock Awards
										Equity Incentive
									Equity Incentive	Plan Awards:
									Plan Awards:	Market or
									Number of	Payout
						Number of		Market Value	Unearned	Value of
	Number of	Number of				Shares or		of Shares or	Shares, Units	Unearned
	Securities	Securities				Units of		Units of	or Other	Shares, Units
	Underlying	Underlying		Option		Stock That		Stock That	Rights That	or Other Rights
	Unexercised	Unexercised		Exercise	Option	Have Not		Have Not	Have Not	That Have
	Options (#)	Options (#)		Price	Expiration	Vested		Vested (1)	Vested	Not Vested (1)
Name	Exercisable	Unexercisable		($/Option)	Date	(#)		($)	(#)	($)
	Stock Options					Restricted Stock			Performance Awards

James F. McCann						68,662	(2)	$425,018
Chairman of the Board and						45,611	(3)	$282,332
Chief Executive Officer						61,787	(4)	$382,462
						60,948	(5)	$377,268
						45,391	(6)	$280,970
						45,391	(7)	$280,970
	224,109	-		$3.11	5/5/2016
	50,000	-		$6.52	10/13/2015
	50,000	-		$8.45	12/2/2014

William E. Shea						25,389	(2)	$157,158
Senior Vice President, Treasurer,						16,866	(3)	$104,401
and Chief Financial Officer						22,180	(4)	$137,294
						21,878	(5)	$135,425
						15,130	(6)	$93,655
						15,130	(7)	$93,655
	85,599	-		$3.11	5/5/2016
	25,000	-		$6.52	10/13/2015
	25,000	-		$8.45	12/2/2014

Gerard M. Gallagher						29,156	(2)	$180,476
Senior Vice President,						19,368	(3)	$119,888
General Counsel						25,348	(4)	$156,904
and Corporate Secretary						25,004	(5)	$154,775
						18,091	(6)	$111,983
						18,091	(7)	$111,983
	80,034	-		$3.11	5/5/2016
	25,000	-		$6.52	10/13/2015
	25,000	-		$8.45	12/2/2014

Christopher G. McCann						49,296	(2)	$305,142
Director and President						32,747	(3)	$202,704
1-800-Flowers.com, Inc.						333,000	(8)	$2,061,270
and President, Consumer Floral						44,360	(4)	$274,588
						43,757	(5)	$270,856
	125,000	875,000	(9)	$2.63	11/1/2021
						32,588	(6)	$201,720
						32,588	(7)	$201,720
						225,000	(10)	$1,392,750
	250,000	750,000	(11)	$1.79	10/26/2020
	372,429	-		$3.11	5/5/2016
	300,000	-		$6.52	10/13/2015
	37,500	-		$8.45	12/2/2014

David Taiclet						29,885	(2)	$184,988
President,						19,852	(3)	$122,884
Gourmet Foods and Gift Baskets						26,108	(4)	$161,609
						25,754	(5)	$159,417
						18,622	(6)	$115,270
						18,622	(7)	$115,270
	56,729	0		$3.11	5/5/2016
	50,000	0		$7.13	5/1/2016

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $6.19 on June 30, 2013.

(2)
Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the October 30, 2012 grant date.

(3)
Amounts shown represent performance shares that were earned in Fiscal 2013 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the Fiscal 2013.  The Fiscal 2013 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $60.1 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 85% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted shares vest at a rate of one-third at the completion of each year of service following the October 30, 2012 grant date.

(4)
Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the November 1, 2011 grant date.

(5)
Amounts shown represent performance shares that were earned in Fiscal 2012 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the Fiscal 2012.  The Fiscal 2012 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $53.9 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 85% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted shares vest at a rate of one-third at the completion of each year of service following the November 1, 2011 grant date.

(6)
Represents equity awards under the Company's Long-Term Incentive Equity Awards program. These restricted share awards vest at a rate of one-third at the completion of each year of service following the October 26, 2010 grant date.

(7)
Amounts shown represent performance shares that were earned in Fiscal 2011 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during the Fiscal 2011.  The Fiscal 2011 equity award grant provided for 100% of the performance-based target shares to be earned upon the achievement of $39.0 million of Plan EBITDA, and 50% of the performance-based target shares to be earned upon the achievement of 85% of Plan EBITDA. (See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)  These restricted shares vest at a rate of one-third at the completion of each year of service following the October 26, 2010 grant date.

(8)	Restricted shares vest ratably over the 8 years of service following the October 30, 2012 grant date.

(9)	Options become exercisable ratably over the 8 years of service following November 1, 2011 grant date.

(10)
Amounts shown represent the number of additional performance shares that were earned by Mr. Christopher McCann in Fiscal 2011 under the Company's Long-Term Incentive Equity Awards program, based upon achievement of targeted financial performance during Fiscal 2011.  The award provided for 100% of targeted shares upon achievement of $41.8 million of Plan EBITDA for the 9 month period of October 2010 to July 3, 2011, and 50% of targeted shares for achievement of $37.0 million of targeted financial performance, with ratable increments over 50% based upon the actual Plan EBITDA performance. These restricted share awards vest ratably over the eight years of service following October 26, 2010 grant date.

(11)	Options become exercisable ratably over the 8 years of service following October 26, 2010 grant date.

Option Exercises and Stock

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company's Named Executive Officers during fiscal 2013, which ended on June 30, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
James F. McCann Chairman of the Board and Chief Executive Officer	—	—	152,150	545,042
William E. Shea Senior Vice President, Treasurer and Chief Financial Officer	—	—	52,290	187,392
Christopher G. McCann Director, President, 1-800-Flowers.com, Inc. and President Consumer Floral Group	—	—	147,736	524,438
David Taiclet President, Gourmet Foods and Gift Baskets	—	—	63,176	226,349
Gerard M. Gallagher General Counsel, Senior Vice President and Corporate Secretary	—	—	61,360	219,842

(1)
The value realized on exercise equals the difference between the option exercise price and the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

Equity Compensation Plan Information

The following table displays certain information regarding our equity compensation plans at June 30, 2013:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,723,240	$3.89	4,829,961

Equity compensation plans not approved by security holders	0	$0.00	0

Total	4,723,240	$3.89	4,829,961

Pension Benefits

The Company does not maintain any defined benefit plans.

Nonqualified Deferred Compensation

During Fiscal 2013, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives.  Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus.  The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500.  Participating employees are vested in the Company’s contributions based upon years of participation in the Plan.  Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings	Withdrawals/	at Last
	in Last FY	in Last FY (1)	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)

James F. McCann	$112,500	$2,500	$138,869	$0	$1,034,415
Chairman of the Board and
Chief Executive Officer

William E. Shea	$7,163	$2,548	$1,282	$0	$15,885
Senior Vice President, Treasurer,
and Chief Financial Officer

(1)Contributions made by the Company are reported as NEO compensation in the Summary Compensation Table.

Potential Payments upon Termination and Change in Control

The Company does not have a formalized severance policy. In accordance with the Company’s 2003 Long Term Incentive and Share Award Plan (the “Plan”)  in the event of a Change of Control, as defined in the Plan, all outstanding Awards pursuant to which a Participant may have rights the exercise of which is restricted or limited,  shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares  subject to the Award  will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in Potential Payments Upon Termination and Change in Control, certain executives within the Company have individual employment agreements that contain negotiated provisions that trigger payments or provision of benefits upon termination or a change in control.  Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination or a change in control for Messrs. James McCann and Christopher McCann were calculated and presented in accordance with the provisions of their respective employment agreements. For Fiscal 2013, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEO’s under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a June 30, 2013 termination date and using the closing price of the Company’s Class A common stock on June 30, 2013 ($6.19).  Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards which were earned as of June 30, 2013.  The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company.

	James F. McCann
		Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement)	or Good Cause

Lump sum cash severance payment (1)	$7,375,000	$7,375,000	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	2,029,020	0	0
Continuing health and welfare benefits for five years (4)	68,372	68,372	0
Total	$9,472,393	$7,443,372	$0

	William E. Shea
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (5)	$235,728	$235,728	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	721,587	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$957,315	$235,728	$0

	Christopher G. McCann
		Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement	or Good Cause

Lump sum cash severance payment (6)	$4,000,000	$4,000,000	$0
Intrinsic value of accelerated unvested stock options (2)	6,415,000	0	0
Accelerated vesting of restricted shares (3)	4,910,750	0	0
Continuing health and welfare benefits for five years (4)	102,560	102,560	0
Total	$15,428,310	$4,102,560	$0

	Gerard M. Gallagher
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (7)	$0	$0	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	836,009	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$836,009	$0	$0

David Taiclet
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (8)	$114,251	$114,251	$0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	859,438	0	0
Continuing health and welfare benefits (4)	0	0	0
Total	$973,689	$114,251	$0

(1)
Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract.  As of June 30, 2013, Mr. McCann's base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(2)
The intrinsic value of accelerated unvested stock options was calculated using the closing price of the Company's Class A Common Stock on June 30, 2013 ($6.19). The intrinsic value is the aggregate spread between $6.19 and the exercise prices of the accelerated options, if less than $6.19.

(3)
The value of accelerated unvested restricted shares was calculated using the closing price of the Company's Class A Common Stock on June 30, 2013 ($6.19).  Refer to the column titled "Market Value of Shares or Units of Stock that Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table.

(4)
Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years. The amounts for medical and dental insurance coverage are based on rates charged to the Company's employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA. The costs of providing the other insurance coverage are based on quoted amounts for 2013, adjusted by a 7.5% inflation factor, compounded annually.

(5)
Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 30, 2013, Mr. Shea's base salary was $361,000.

(6)
Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $500,000, plus the base salary payable to him for the then remaining duration of the term of his contract.  As of June 30, 2013, Mr. McCann's base salary was $700,000, and his employment agreement provided for a remaining term of five years.

(7)
Mr. Gallagher is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras LLP. Compensation for Mr. Gallagher's services are paid to the law firm. There is no contractual relationship between the Company and the law firm, and as such, no severance would be due upon termination for any reason.

(8)
Mr. Taiclet does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Taiclet was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 30, 2013, Mr. Taiclet's base salary was $424,000.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

Employment Agreements

The employment agreements of James F. McCann and Christopher G. McCann provide for certain payments in the event of termination of employment (and in the case of Christopher G. McCann, terminations following a change in control of the Company).

James F. McCann

Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement) within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term.  Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date.  As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause.  He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement), within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term.  The Good Reason definition includes a Change of Control (as defined in the employment agreement) of the Company, so long as Mr. McCann’s resignation occurs no later than one year following a Change of Control.  Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date.  As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause.  He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

2003 Long Term Incentive and Share Award Plan

The 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009, provides that unless otherwise provided by the Compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock (excluding unvested restricted shares) and Class B Common Stock, as of October 14, 2013, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group.  Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to the securities.  Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, NY 11514.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 14, 2013, but excludes shares of Common Stock underlying options held by any other person.  Percentage of beneficial ownership is based on 26,677,023 shares of Class A Common Stock (excluding unvested restricted shares) and 36,778,594 shares of Class B Common Stock outstanding as of October 14, 2013.

              Shares                                             % of Shares
              Beneficially Owned                                                      Beneficially Owned
              A Shares        B Shares                                                A Shares    B Shares

Name
5% Stockholders:

Eagle Boston Investment Management (1)                                                                            2,603,087                 -                                   9.8%           -
GAMCO Asset Management Inc. (2)                                                                              1,388,704                 -                                       5.2%            -
McClain Value Management LLC (3)                                                                     1,453,885               -                                                           5.4%                -
Dimensional Fund Advisors LP (4)                               1,547,519                    -                                    5.8%                -

Directors, not including CEO and President:

Geralyn R. Breig (5)                                                                                         2,455                     -                                         *             -
Lawrence Calcano (6)                                                                                        54,328                     -                                    0.2%           -
James Cannavino (7)                                                                                       101,358                     -                                    0.4%                 -
John J. Conefry, Jr. (8)                                                                                           68,028                    -                                     0.3%           -
Eugene DeMark (9)                                                                                  2,455                    -                                                                          *                 -
Leonard J. Elmore (10)                                                                                               67,562                    -                                      0.3%         -
Larry Zarin (11)                                                                                             19,328                      -                                                                      0.1%               -

Named Executive Officers:
James F. McCann (12)                                                                                 391,460     33,810,974                                    1.4%        91.9%
William E. Shea (13)                                                                                       253,091                   -                         0.9%          -
Christopher G. McCann (14)                                                                                    2,374,968      2,850,640                                    8.5%      7.8%
Gerard M. Gallagher (15)                                                                              311,868                    -                         1.2%               -
David Taiclet (16)                                                                                406,279                  -                               1.5%               -

Directors and Executive Officers as
    a Group (12 persons) (17)                                                                                               4,537,114      34,661,614                                15.6%    94.2%
_________________________
*	Indicates less than 0.1%.

(1)
This information is based on the Schedule 13G Amendment  9 filed with the SEC by Eagle Boston Investment Management on January 16, 2013 for shares held on December 31, 2012.  The address of Eagle Boston Investment Management is 4 Liberty Square, Boston, MA 02109.

(2)
This information is based on the Schedule 13D filed with the SEC by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton”), GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”) and Mario J. Gabelli on October 4, 2012 for shares held on October 3, 2012.  According to the Schedule 13D, (i) Gabelli Funds has sole voting and dispositive power with respect to 270,000 shares of our common stock, (ii) GAMCO has sole voting and dispositive power with respect to 609,900 shares of our common stock and (iii) Teton has sole voting and dispositive power with respect to 508,804 shares of our common stock.  GGCP makes investments for its own account and is the manager and a member of the controlling shareholder of GBL.  GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below.  GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act.  Gabelli Funds, a wholly owned subsidiary of GBL and a limited liability company, is an investment adviser registered under the Advisers Act which provides advisory services for registered investment companies.  Teton is an investment adviser registered under the Advisers Act which provides discretionary advisory services to registered investment companies.  Mario Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP, Chairman and Chief Executive Officer of GBL and the controlling shareholder of Teton Advisors.  The reporting persons do not admit that they constitute a group.  The address of the reporting persons other than GGCP is One Corporate Center, Rye, New York  10580.  The address for GGCP is 140 Greenwich Avenue, Greenwich, Connecticut  06830.

(3)
This information is based on a Schedule 13G filed with the SEC by McClain Value Management LLC, Philip C. McClain and Joseph W. Donaldson.  According to the Schedule 13G, McClain Value Management LLC is a registered investment advisor and Messrs. McClain and Donaldson are its sole members.  Mr. McClain is the managing member.  The reporting persons have sole voting power with respect to 843,403 shares of our common stock and sole dispositive power with respect to 1,453,885 shares of our common stock.  The address of the reporting persons is 175 Elm Street, New Canaan, Connecticut 06840.

(4)
This information is based on the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 8, 2013 for shares held on December 31, 2012.  According to the Schedule 13G, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 (“Advisors Act”), furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trust and accounts, collectively referred to as the “Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities  of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported in the Schedule 13G are owned by the Funds.  Dimensional disclaims beneficial ownership of such securities.  In addition, the Schedule 13G provides that the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.  The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)	Ms. Breig’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(6)
Includes 40,000 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.  Mr. Calcano’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(7)
Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.  Mr. Cannavino’s address is 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(8)
Includes 45,000 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.  Mr. Conefry’s address is 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(9)	Mr. DeMark’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(10)
Includes 58,234 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.  Mr. Elmore’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(11)
Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.  Mr. Zarin’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(12)
Includes (a)  324,109 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options, (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. J. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership, (c) 66,871 shares of Class A Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. J. McCann is a Director and the President; and (d)  8,037,522 shares of Class B Common Stock held by two Grantor Retained Annuity Trusts of which Mr. J. McCann is the Trustee.  Excludes shares of Class A Common Stock that may be acquired upon the conversion of Mr. J. McCann’s Class B Common Stock into Class A Common Stock.  The Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis and is entitled to 10 votes for each share.

(13)	Includes 135,599 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.

(14)
Includes (a) 1,334,929 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. C. McCann is a general partner and exercises control, and (c) 66,871 shares of Class A Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. C. McCann is a Director and Treasurer, (d) 150,000 shares of Class A Common Stock which he holds jointly with his wife, (e) 110 shares of Class A Common Stock for which he is the custodian of the shares for his son and (f) 500,000 shares of Class A Common Stock held by a Grantor Retained Annuity Trusts of which Mr. C. McCann is the Trustee. Excludes shares of Class A Common Stock that may be acquired upon the conversion of Mr. C. McCann’s Class B Common Stock into Class A Common Stock.  The Class B Common Stock is convertible into Class A Common Stock on a one-to-one basis and is entitled to 10 votes for each share.

(15)	Includes 130,034 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.

(16)	Includes 106,729 shares of Class A Common Stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.

(17)	Includes 2,468,028 shares of Class A Common stock that may be acquired within 60 days of October 14, 2013 through the exercise of stock options.

Certain Business Relationships with Directors and Officers

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company's legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Officers, as well as a questionnaire that Directors and Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company's proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions that occurred during Fiscal 2013 in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

For Fiscal 2013, Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher G. McCann, was employed as a Senior Vice President of Product Development and Photography.  Ms. Mulligan’s compensation was unanimously approved by the Independent Directors of the Board.  Ms. Mulligan’s base salary for Fiscal 2013 was $249,435.  Ms. Mulligan received a bonus under the Company’s annual incentive plan (“Sharing Success Program”) of $89,647 for Fiscal 2013.

 Gerard M. Gallagher, our General Counsel, Senior Vice President and Corporate Secretary, is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras, LLP based in Mineola, New York.  Compensation for Mr. Gallagher’s services are paid to the law firm.  The Company, with the approval of the Board, also pays the law firm fees for services rendered by other members of the firm on the Company’s behalf.

The section titled “Summary Compensation Table” sets forth the compensation paid in Fiscal 2013 by the Company to the firm for services provided by Mr. Gallagher.  For legal services provided by the other members of the firm the Company paid $434,695.18 in fees and $29,898.12 in disbursements.  The Company believes that collectively these fees and disbursements are fair and reasonable.

David Taiclet, our President of Gourmet Food & Gift Baskets business segment, has less than a 10% ownership interest in Dynamic Confections, Inc. (“Dynamic”).  In Fiscal 2013, certain of the Company’s subsidiaries purchased $660,319 worth of candy goods from the subsidiaries of Dynamic.  Mr. Taiclet, together with his wife, also has a 7.3 % beneficial ownership interest in OLB, LLC (“OLB”), which entity leases 18 retail locations to Fannie May Confections, Inc.  In Fiscal 2013, the lease payments to OLB totaled $1,206,271.  Both of Mr. Taiclet's interests predate the Company’s 2006 acquisition of Fannie May Confections Brands, Inc., were disclosed to the Company prior to the closing of that acquisition and such ongoing relationships were approved by the Board of Directors.

October 28, 2013

To the Board of Directors

of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls.  We also evaluate the performance and independence of the Company’s independent registered public accounting firm.  We operate under a written charter that both the Board and we have approved.  A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.  In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that each of John J. Conefry, Jr., and upon his retirement, Eugene DeMark, is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control.  The Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.  The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company's internal control over financial reporting as well as management's assessment thereof.  Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm.  At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year.  In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee.  For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence.  Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided (as noted in the table below) were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2013 with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as amended (communication with Audit Committees).  We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young their independence.  This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, for filing with the Securities and Exchange Commission.

Audit Committee

John J. Conefry, Jr. (Chairman)

Lawrence Calcano

Eugene F. DeMark

Fees Paid to Ernst & Young LLP

The following table shows the fees that the Company paid or accrued for audit and other services provided by Ernst & Young LLP for Fiscal 2013 and Fiscal 2012, all of which were approved by the Audit committee.

	2013	2012

Audit Fees	$635,000	$641,000
Audit-Related Fees	213,189	50,500
Tax Fees	119,500	64,905
All Other Fees	0	54,926
Total	$967,689	$831,331

Audit Fees.  Fees for audit services include fees associated with the annual financial statement audits of 1-800-Flowers.com, Inc., as well as 1-800-Flowers.com, Inc.'s audit of internal controls and quarterly SAS 100 reviews of 1-800 Flowers.com, Inc's quarterly reports on Form 10-Q.  During Fiscal 2012, audit services also included fees associated with the annual financial statements of the Company's franchise operations: Conroy's, Inc., 1-800-Flowers.com Franchise Co., Inc. and Fannie May Franchise, LLC. During Fiscal 2013, the Company engaged EisnerAmper LLP to perform the audit of the Company's franchise operations.

Audit-Related Fees.  Fees for audit-related services include assurance services related to due diligence in connection with potential acquisitions. During Fiscal 2012, audit related fees also included the audit of the Company's 401k plan.  During Fiscal 2013, the Company engaged EisnerAmper LLP to perform the audit of its 401k plan.

Tax Fees.  Fees for tax service include tax compliance, tax advice and tax planning.

All Other Fees.  Consists of other fees not reported in the above categories, including IT Risk services related to an attack and penetration study and assessment.

Audit Committee Pre-Approval Policies and Procedures.  The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service. The independent registered public accounting firm and the Company's management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above.  If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Shareholders who, in accordance with Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on June 30, 2014.  As the rules of the Commission make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2014 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2013 Annual Meeting date.  As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the Commission’s Rule 14a-8) must be received no earlier than August 15, 2014 and no later than September 15, 2014.  If, however, our 2014 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2013 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2014 Annual Meeting and not later than the close of business on the later of the 90th day before the 2014 Annual Meeting or the 10th day following the date on which the 2014 Annual Meeting date is publicly announced.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws.  A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements.  The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the Commission’s requirements for submitting a proposal or nomination.  Notices of intention to present proposals at the 2014 Annual Meeting should be addressed to Corporate Secretary, 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet.  The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals.  All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended June 30, 2013, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission.  Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

By order of the Board of Directors

/s/ James F. McCann

___________________________________
James F. McCann
Chairman of the Board and Chief Executive Officer

Carle Place, New York

October 28, 2013

1-800-FLOWERS.COM, INC.
ONE OLD COUNTRY ROAD
CARLE PLACE, NY 11514

                   VOTE BY INTERNET - www.proxyvote.com
                   Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                   Electronic Delivery of Future PROXY MATERIALS
                   If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

                   VOTE BY PHONE - 1-800-690-6903
                   Use any touch-tone telephone to transmit your voting instructions up until 11:59
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                   VOTE BY MAIL
                   Mark, sign and date your proxy card and return it in the postage-paid envelope we have
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                   KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED                      DETACH AND RETURN THIS PORTION ONLY

                                  To withhold authority to vote for any
                                  Individual nominee(s), mark “For All Except”
                                  and write the number(s) of the nominees on
                                  the line below.

FOR     WITHOLD     FOR ALL
ALL     ALL        EXCEPT

        0   0    0

The Board of Directors recommends you vote
FOR the following:

1.  Election of Directors
    Nominees

01  Eugene DeMark                                02 Leonard Elmore

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are
available at  www.proxyvote.com .
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __

1-800-FLOWERS.COM, INC.
Annual Meeting of Stockholders
December 13, 2013 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Gerard M. Gallagher, Corporate Secretary,  with  full  power  of  substitution,  as  proxy  to  vote  the  shares  of  stock,  in  accordance  with  the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the "Meeting Place"), on Friday, December 13, 2013 at 9:00 a.m. eastern standard time or any adjournment thereof.

UNLESS  OTHERWISE  SPECIFIED,  THIS  PROXY  WILL  BE  VOTED  "FOR"  THE  ELECTION  OF  THE
PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side